Exhibit No. 11

              FIRST CITIZENS FINANCIAL CORPORATION AND SUBSIDIARIES COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE (a)


                                              Year ended December 31,
                                    --------------------------------------------
                                       1996             1995             1994
                                       ----             ----             ----
                                    (Dollars in thousands except per share data)
PRIMARY:
     Net income                     $    3,168       $    4,107       $    3,635
                                    ==========       ==========       ==========

Shares:
     Weighted average number of
       common shares outstanding     2,919,295        2,872,157        2,827,886
     Dilutive effect of exercise of
       stock options                   276,421          299,327          284,129
                                    ----------       ----------       ----------
     Weighted average number of
       common shares outstanding,
       as adjusted                   3,195,716        3,171,484        3,112,014
                                    ==========       ==========       ==========
Net income per share                $     0.99       $     1.29       $     1.17
                                    ==========       ==========       ==========

ASSUMING FULL DILUTION:

Shares:
     Weighted average number of
       common shares as adjusted,
       for primary computation       3,195,716        3,171,484        3,112,014
     Additional dilutive effect of
       exercise of stock options        11,444            3,049            --
                                    ----------       ----------       ----------
     Weighted average number of
       common shares outstanding,
       as adjusted                   3,207,160        3,174,533        3,112,014
                                    ==========       ==========       ==========
Net income per share                $     0.99       $     1.29       $     1.17
                                    ==========       ==========       ==========

(a) restated for the effects of a 10% stock dividend distributed June 3, 1996